UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 12, 2001

DISC GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 0-22696

DELAWARE	13-3678012
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

10 Gilpin Avenue, Hauppauge, New York 11788
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (631) 234-1400

NOT APPLICABLE
(Former name or former address, if changed since last report.)

FORM 8-K

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On October 12, 2001, Disc Graphics, Inc. (the "Company") dismissed its independent accountant, KPMG LLP ("KPMG"), effective immediately. This decision was approved by the Audit Committee of the Company's Board of Directors. On October 12, 2001, the Company engaged PricewaterhouseCoopers ("PWC") as its new independent accountant and auditor. This decision was approved by the Audit Committee of the Board of Directors of the Company.

The reports of KPMG on the Company's consolidated financial statements as of December 31, 2000 and 1999 and for each of the years then ended did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's fiscal years ended December 31, 2000 and 1999 and subsequent interim periods to October 12, 2001, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The Company has requested KPMG to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Company in this Form 8-K. A copy of such letter, dated October 19, 2001, is filed as an Exhibit to this Form 8-K.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits.

The following exhibits are filed herewith:

		Exhibit No.	Description

		16.1	Letter of KPMG LLP, dated October 19, 2001, to the U.S. Securities and Exchange Commission

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DISC GRAPHICS, INC.

(Registrant)

Date: October 19, 2001	By: /s/ Margaret M. Krumholz
Name: Margaret M. Krumholz Title: Senior Vice President of Finance and Chief Financial Officer